LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of Philip Davis
and Christina Teng, signing singly and each acting
individually, as the undersigned's true and lawful
attorney-in-fact with full power and authority as
hereinafter described to:
(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or director of
Bookham, Inc. (the "Company"), Forms 3, 4, and 5 (including
any amendments thereto) in accordance with Section 16(a) of
the Securities Exchange Act of 1934 and the rules
thereunder (the "Exchange Act");
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to
prepare, complete and execute any such Form 3, 4, or 5,
prepare, complete and execute any amendment or amendments
thereto, and timely deliver and file such form with the
United States Securities and Exchange Commission and any
stock exchange or similar authority;
(3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information
regarding transactions in the Company's securities from any
third party, including brokers, employee benefit plan
administrators and trustees, and the undersigned hereby
authorizes any such person to release any such information
to such attorney-in-fact and approves and ratifies any such
release of information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it
being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to
this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such
attorney-in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any of
the rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or could do
if personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by
virtue of this power of attorney and the rights and powers
herein granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming nor
relieving, nor is the Company assuming nor relieving, any
of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.  The undersigned
acknowledges that neither the Company nor the foregoing
attorneys-in-fact assume (i) any liability for the
undersigned's responsibility to comply with the requirement
of the Exchange Act, (ii) any liability of the undersigned
for any failure to comply with such requirements, or (iii)
any obligation or liability of the undersigned for profit
disgorgement under Section 16(b) of the Exchange Act.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
Forms 3, 4, and 5 with respect to the undersigned's
holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing
attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 1st day
of September, 2004.
/s/ Joseph Cook
Signature

Joseph Cook
Print Name